EXHIBIT 99.1

ShiftPixy, Inc. Announces Reverse Stock Split Effective Date

September 26, 2023 4:00 PM Eastern Daylight Time

MIAMI--(BUSINESS WIRE)--ShiftPixy, Inc. (Nasdaq: PIXY) (“ShiftPixy” or the “Company”), a Florida-based national staffing enterprise which designs, manages, and sells access to a disruptive, revolutionary platform that facilitates employment in the rapidly growing Gig Economy, today announced that at 11:59:59 p.m. on September 30, 2023, in Wyoming, pursuant to the vote of its shareholders on August 21, 2023, to effect a one-for-twenty-four (1:24) reverse split of the Company’s issued and outstanding shares of Common Stock, as further detailed in the Company’s definitive Schedule 14C Information Statement filed on September 1, 2023, Articles of Amendment of the Company’s Amended and Restated Articles of Incorporation will become effective as filed with the Secretary of State of Wyoming. The new reversed shares will begin trading on Nasdaq on October 2, 2023.

Contacts INVESTOR CONTACT InvestorRelations@shiftpixy.com 800.475.3655

About ShiftPixy

ShiftPixy is a disruptive human capital services enterprise, revolutionizing employment in the Gig Economy by delivering a next-gen platform for workforce management that helps businesses with shift-based employees navigate regulatory mandates, minimize administrative burdens and better connect with a ready-for-hire workforce. With expertise rooted in management’s more than 25 years of workers’ compensation and compliance programs experience, ShiftPixy adds a needed layer for addressing compliance and continued demands for equitable employment practices in the growing Gig Economy.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. These forward-looking statements include, among other things, statements regarding the anticipated use of proceeds from the private placement, the anticipated closing date of the private placement and the anticipated filing and effectiveness date for a registration statement related to the resale of the common shares and common shares underlying warrants from the private placement. Although such forward-looking statements are based upon what management of the Company believes are reasonable assumptions, there can be no assurance that forward-looking statements will prove to be accurate. If any of the risks or uncertainties, including those set forth below, materialize or if any of the assumptions proves incorrect, the results of the Company, could differ materially from the results expressed or implied by the forward-looking statements we make. The risks and uncertainties include, but are not limited to, risks associated with the nature of the Company’s business model; the Company’s ability to execute its vision and growth strategy; the Company’s ability to attract and retain clients; the Company’s ability to assess and manage risks; changes in the law that affect the Company’s business and its ability to respond to such changes and incorporate them into its business model, as necessary; the Company’s ability to insure against and otherwise effectively manage risks that affect its business; competition; reliance on third-party systems and software; the Company’s ability to protect and maintain its intellectual property; and general developments in the economy and financial markets. These and other risks are discussed in the Company’s filings with the SEC, including, without limitation, its Annual Report on Form 10-K, and its periodic and current reports on Form 10-Q and Form 8-K. The Company undertakes no obligation to update forward-looking statements if circumstances or management's estimates or opinions should change, except as required by applicable securities laws. The information in this press release shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and will not be deemed an admission as to the materiality of any information that is required to be disclosed solely by Regulation FD. Further information on these and other factors that could affect the financial results of the Company, is included in the filings we make with the SEC from time to time. These documents are available on the “SEC Filings” subsection of the “Investor Information” section of the Company’s website at https://ir.shiftpixy.com/financial-information/sec-filings, or directly from the SEC’s website at https://www.sec.gov. Consistent with the SEC’s April 2013 guidance on using social media outlets like Facebook and Twitter to make corporate disclosures and announce key information in compliance with Regulation FD, the Company is alerting investors and other members of the general public that the Company will provide updates on operations and progress required to be disclosed under Regulation FD through its social media on Facebook, Twitter, LinkedIn and YouTube. Investors, potential investors, shareholders and individuals interested in the Company are encouraged to keep informed by following us on Facebook, Twitter, LinkedIn and YouTube.

Contacts

INVESTOR CONTACT:

InvestorRelations@shiftpixy.com

800.475.3655